UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REGENCY ENERGY PARTNERS LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 25, 2011

Dear Unitholder,

We have previously sent to you proxy materials for the Special Meeting of Unitholders of Regency Energy Partners LP to be held on December 16, 2011. Your Board of Directors has unanimously recommended that uniholders return the enclosed proxy card voting FOR the proposal to approve the terms of the Regency Energy Partners LP 2011 Long-Term Incentive Plan.

As you may know, due to recent changes to the NYSE rules, your broker is no longer entitled to vote your units on this proposal without your instructions.

Your vote is important, no matter how many or how few units you own. Even if you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided to ensure that your votes are validly received prior to the Special Meeting.

Thank you for your support.

Sincerely,

Paul M. Jolas,

Executive Vice President, Chief Legal Officer and Secretary of Regency GP LLC

on behalf of Regency Energy Partners LP

REMEMBER:

You can vote your units by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your units, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-7750-5834.